UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2020

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		94-2665054
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA	95110
(Address of Principal Executive Offices)		(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Term Loan Credit and Security Agreement
On June 16, 2020 (the “Closing Date”), Quantum Corporation (the “Company”) entered into an amendment to the Term Loan Credit and Security Agreement, dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”), among the Company, Quantum LTO Holdings, LLC (“Quantum LTO”), the lenders from time to time party thereto, and U.S. Bank National Association, as disbursing and collateral agent for such lenders.
The amendment provides for an additional senior secured term loan of $20 million (the “2020 Term Loan”), borrowed in full on the Closing Date. The terms of the 2020 Term Loan are substantially similar to the terms of the existing term loans under the Term Loan Credit Agreement, as amended by the amendment, including in relation to maturity, security and pricing. The amendment also, without limitation, (a) waives the excess cash flow mandatory prepayment for the fiscal year ended March 31, 2020, (b) defers payment of the scheduled amortization payments due on June 30, 2020, September 30, 2020, and December 31, 2020 until the maturity date, (c) amends the definition of “EBITDA” to, among other things, add an add-back for certain costs, expenses and fees incurred in connection with the transactions contemplated by the amendment, (d) waives compliance with the total net leverage ratio, fixed charge coverage ratio, and minimum EBITDA financial covenants for the four fiscal quarter periods ending on each of June 30, 2020, September 30, 2020, December 31, 2020, and March 31, 2021, (e) waives compliance with the minimum liquidity financial covenant for the fiscal quarters ending on each of June 30, 2020, September 30, 2020, December 31, 2020, and March 31, 2021, (f) adds a financial covenant that requires a minimum monthly average undrawn availability under the Revolving Credit Agreement during the period from June 30, 2020 through and including May 31, 2021, and (g) amends the covenant levels for the total net leverage ratio, fixed charge coverage ratio, and minimum EBITDA financial covenants, commencing with the fiscal quarter ending June 30, 2021.

The foregoing description of the material terms and conditions of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 10.1 on Form 8-K and is incorporated herein by reference.

Amendment to Amended and Restated Revolving Credit Agreement

On the Closing Date, the Company entered into an amendment to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Revolving Credit Agreement”), among the Company, Quantum LTO, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent for such lenders (the “Revolving Agent”).

The amendment, without limitation, (a) amends the definition of “EBITDA” to, among other things, add an add-back for certain costs, expenses and fees incurred in connection with the transactions contemplated by the amendment, (b) waives compliance with the total net leverage ratio, total leverage ratio, fixed charge coverage ratio, and minimum EBITDA financial covenants for the four fiscal quarter periods ending on each of June 30, 2020, September 30, 2020, December 31, 2020, and March 31, 2021, (c) waives compliance with the average liquidity financial covenant for the fiscal quarters ending on each of June 30, 2020, September 30, 2020, December 31, 2020, and March 31, 2021, (d) adds a financial covenant that requires a minimum monthly average undrawn availability level for the period from June 30, 2020 through and including May 31, 2021, (e) adds a financial covenant that requires a minimum liquidity level on the last day of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2021, and (f) amends the covenant levels for the total net leverage ratio, total leverage ratio, fixed charge coverage ratio, and minimum EBITDA financial covenants, commencing with the fiscal quarter ending June 30, 2021.

The amendment also adjusts the applicable margin for advances under the Revolving Credit Agreement, such that (i) advances under the Revolving Credit Agreement designated as “Domestic Rate Loans” and “Swing Loans” will have an applicable margin of (A) 4.50% for the period from the Closing Date until the date quarterly financial statements are delivered to the Revolving Agent for the fiscal quarter ending June 30, 2021 and (B) thereafter, ranging from 3.50% to 4.50% based on the Company’s applicable total leverage ratio and (ii) advances under the Revolving Credit Agreement designated as “LIBOR Rate Loans” will have an applicable margin of (A) 5.50% for the period from the Closing Date until the date quarterly financial statements are delivered to the Revolving Agent for the fiscal quarter ending June 30, 2021 and (B) thereafter, ranging from 4.50% to 5.50% based on the Company’s applicable total leverage ratio.

The foregoing description of the material terms and conditions of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 10.2 on Form 8-K and is incorporated herein by reference.

Warrants to Purchase Stock
In connection with the amendment to the Term Loan Credit Agreement, on June 16, 2020, the Company issued to the lenders of the 2020 Term Loan under the Term Loan Credit Agreement (or affiliates thereof) warrants (the “2020 Term Loan Warrants”) to purchase an aggregate of 3,400,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $3.00 per share. The exercise price and the number of shares underlying the 2020 Term Loan Warrants are subject to adjustment in the event of specified events, including dilutive issuances at a price lower than the exercise price of the 2020 Term Loan Warrants, a subdivision or combination of the Company’s Common Stock, a reclassification of the Company’s Common Stock or specified dividend payments. The 2020 Term Loan Warrants are exercisable until June 16, 2030. Upon exercise, the aggregate exercise price may be paid, at each warrant holder’s election, in cash or on a net issuance basis, based upon the fair market value of the Company’s Common Stock at the time of exercise.
On June 16, 2020, pursuant to an engagement letter, dated as of June 16, 2020 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Letter Agreement”), between the Company and Armory Securities, LLC (“Armory”), the Company issued to Armory warrants (the “Armory Warrants”) to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $3.00 per share. The exercise price and the number of shares underlying the Armory Warrants are subject to adjustment in the event of specified events, including certain merger events, certain sales or other transfers of assets or voting capital stock of the Company, a combination, reclassification, exchange or subdivision of the Company’s Common Stock, or specified dividend payments. The Armory Warrants are exercisable until June 16, 2030. Upon exercise, the aggregate exercise price may be paid, at each warrant holder’s election, in cash or on a net issuance basis, based upon the fair market value of the Company’s Common Stock at the time of exercise.
The issuance of the 2020 Term Loan Warrants, the Armory Warrants, and any shares of Common Stock issuable thereunder, are exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act. The 2020 Term Loan Warrants, the Armory Warrants, and any shares of Common Stock issuable thereunder, were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.
The foregoing description of the 2020 Term Loan Warrants and the Armory Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the 2020 Term Loan Warrants and the Armory Warrants, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto, respectively.
Registration Rights Agreement
In connection with the amendment to the Term Loan Credit Agreement, on June 16, 2020, the Company entered into an amended and restated registration rights agreement with the holders of the 2020 Term Loan Warrants (the “Registration Rights Agreement”) and the holders of the warrants previously issued to certain lenders under the Term Loan Credit Agreement on December 27, 2018 (the “2018 Term Loan Warrants” and, together with the 2020 Term Loan Warrants, the “Term Loan Warrants”). The Registration Rights Agreement amends and restates the registration rights agreement, dated as of December 27, 2018, by and among the Company and the holders of the 2018 Term Loan Warrants, and grants the holders of the Term Loan Warrants certain registration rights for the shares of Common Stock issuable upon the exercise of the applicable Term Loan Warrants, including (i) the ability of a holder to request that the Company file a Form S-1 registration statement with respect to at least 40% of the registrable securities held by such holder as of the issuance date of the applicable Term Loan Warrants on or after June 16, 2020, (ii) the ability of a holder to request that the Company file a Form S-3 registration statement with respect to outstanding registrable securities if at any time the Company is eligible to use a Form S-3 registration statement, and (iii) customary piggyback registration rights, subject to certain customary limitations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.5.
Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company’s future obligations and covenants. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by the forward-looking statement, including the Company’s ability to comply with the covenants and future obligations described herein and other risks. More detailed information about additional risk factors, are set forth in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Quarterly Report on Form 10-K filed with the Securities and Exchange Commission on August 6, 2019. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above is hereby incorporated by reference to this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 under the subheading “Warrants to Purchase Stock” is hereby incorporated by reference to this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Warrant to Purchase Common Stock, dated June 16, 2020, Warrant No. B-1
4.2	Warrant to Purchase Common Stock, dated June 16, 2020, Warrant No. B-2
4.3	Warrant to Purchase Common Stock, dated June 16, 2020, Warrant No. B-3
4.4	Warrant Agreement, dated June 16, 2020
4.5	Amended and Restated Registration Rights Agreement, dated June 16, 2020, between the Company, OC II FIE V LP, Blue Torch Credit Opportunities Fund I LP and BTC Holdings SC Fund LLC
10.1
Amendment No. 4 To Term Loan Credit and Security Agreement, dated June 16, 2020, between the Company, Quantum LTO Holdings, LLC, the lenders party thereto, and U.S. Bank National Association, as disbursing and collateral agent

10.2
Third Amendment to Amended and Restated Revolving Credit and Security Agreement, Dated June 16, 2020, between the Company, Quantum LTO Holdings, LLC, the lenders party thereto, and PNC Bank, National Association, as administrative agent

99.1	Press Release dated June 16, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Corporation
(Registrant)

June 16, 2020	/s/ J. Michael Dodson
(Date)	J. Michael Dodson
Chief Financial Officer